 U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               FORM 10-SB
               General Form for Registration of Securities
              of Small Business Issuers Under Section 12(b)
                  or 12(g) of the Securities Act of 1934


                 Beach Couch, Inc.
              (Name of Small Business Issuer in Its Charter)


        Delaware                                          33-0812709
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)


4190 Bonita Rd., Suite 105, Bonita, CA                          91902
(Address of Principal Executive Offices)                      (ZIP Code)


 (619) 297-2717
 (Issuer's Telephone Number, Including Area Code)


Securities to be Registered under Section 12(b) of the Act:
    Title of Each Class                 Name of Each Exchange on Which
    to be so Registered                 Each Class is to be Registered


Securities to be Registered under Section 12(g) of the Act:
       Common Stock

ITEM  1       DESCRIPTION OF BUSINESS

General

1. Beach Couch, Inc., a Delaware corporation ("the Company") was incorporated on June 4, 1998.

2. On June 5, 1998 the Company acquired all of the stock of California Beach Couch, Inc. ("CBC") from Edward F. Myers III, the president of the Company in an exchange of 100,000 shares of the Company's common stock for 10,000 shares of CBC.

3. The company has not and does not use computers in its business and therefore does not expect to be impacted by a Y2K problem.

4.   Business Description

                                      Mission

The mission of the Company is to create profit by selling its beach couch product to the general public via retail outlets and a variety of other marketing methods. The Company may also market its product via the Internet.

                                       Product

The Company's product is a low-to-the ground, two person beach chair made of nylon strips and tubular aluminum. It is approximately 40 inches wide. The product allows two people to sit next to each other. It can be folded and stored in a typical auto back seat or trunk. It can be carried more easily than two separate chairs and provides a 'togetherness' quality for family and loved ones. A small child can sleep stretched out.
A specific price for the product has yet to be determined but a price in the $60.00 to $80.00 range would be most competitive and reasonable.

                                    Market

The beach couch will be marketed initially to local (Southern California) retail stores, especially in beach communities. This will include small stores as well as department and discount stores which have beach furniture departments. An additional market may be mail order in appropriate catalogs. Since it is a unique product it is expected to attract many consumers as a novel, convenient and enjoyable product to own and use. It may be necessary initially to place the product in retail outlets on a consignment basis until the product catches on. Beach stands are another possibility.

                                   Competition

Currently, as best can be determined, there is no similar product on the market today. The Southern California area is a prime location for marketing this product. Unless and until there is another company producing this chair, the Company should be able to capture a large market share as the 'first' to develop such a beach 'couch'. It is unlikely that the Company can prevent competition into the market and will concentrate on early establishment of business relationships with the customers in the Southern California region.

                                     Patent

On November 25, 1998 Messrs. Myers (president of the Company) and Jordon ("the Inventors") filed a patent application for a "foldable couch seat" (application No. 29/097,015). On March 9, 1999 the patent was allowed by the U.S. Patent and Trademark Office. The invention is owned by California Beach Couch, Inc. a wholly owned subsidiary of the Company.

ITEM  2.   MANAGEMENT DISCUSSION AND ANALYSIS OR
           PLAN OF OPERATIONS

Plan of Operation
(i) The Company has sufficient operating capital for the next 12 months. The Company manufactures its product in batches. Each batch is sold for sufficient profit to provide both overhead and sufficient monies to purchasematerial for the next batch.

(ii) The present product is completely developed and the Company plans no research or development in the next 12 months.

(iii) The Company does not plan to purchase significant plant or equipment within the next 12 months.

(iv)  The Company may hire one employee within the next 12 months.


ITEM  3.   DESCRIPTION OF PROPERTY

The Company owns no real property. The Company rents approximately 1000 square feet from a non-affiliated party for $150.00 per month. This space is used to assemble the product and is considered sufficient for the foreseeable future. The Company also maintains an address rent free from Califia Realty at 4190 Bonita Rd.#105, Bonita, CA 91902. This office is primarily for the delivery of mail.

ITEM  4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock ownership as of June 5, 1998, of each officer, director and who is known to the Company as management or to be the beneficial owner of more than five percent of the Company's Common Stock.

Name and Address             Amount and Nature of           Percent Ownership
of Beneficial                Beneficial Ownership
Owner

Edward F. Myers III               125,000                         3.1
J. Michael Page                 1,925,000                        48.1
Edward F. Myers II              1,900,000                        47.5
Dal N.R. Grauer                    25,000                          .6
Gary A. Stannell                   25,000                          .6


1. Unless otherwise indicated, the named party is believed to be the sole investor and have voting control of the shares set forth in the above table.

2.  Based on 4,222,750 outstanding shares on May 1, 1999.

ITEM  5  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
         AND CONTROL PERSONS

A. The Directors and Officers of the Company, all of whose terms will expire one year from their election, or at such a time as their successors shall be elected and qualified are as follows:

NAME AND ADDRESS             AGE                       POSITION
Edward F. Myers III           31              President and Director
9031 Rosedale Dr.
Spring Valley, Ca 91977

Dal N. R. Grauer              53              Secretary and Director
4190 Bonita Rd. #105
Bonita, CA 91902

J. Michael Page               53              Director
4190 Bonita Rd. #105
Bonita, CA 91902

Gary A. Stannell              45              Director
4190 Bonita Rd. #105
Bonita, CA 91902

B.  Resumes of the Directors and Officers of the Company are:

Mr. Edward F. Myers III has served as President and a Director of the Company since June 5, 1998. Since 1987, he has operated Myers Painting, a sole proprietorship. Mr. Myers is a licensed contractor in the State of California. He is an experienced hang gliding pilot whose product is of a similar tubular construction as the Company product. . Mr. Myers is an experienced interpreter who has produced many inventions and formed new companies. In 1997 he developed one of the first publicly available Internet access machines.

Mr. Dal N. R. Grauer has held the position of Secretary and Director of the Company since June 5, 1998. From January 1994 to August of 1995 he was employed by FCN Financial Services, Inc. in the area of stockholder relations. Between August 1995 and December 1998 he was employed by Airstar Technologies, Inc. where he was also corporate secretary and a Director. Airstar Technologies was a public company in the telecommunications field. At Airstar he was involved in corporate finance and investors relations. Since the end of 1998 he has not been employed.

Airstar Technologies Inc. filed for a Chapter 11 reorganization on October 13, 1998 in the U.S. Bankruptcy Court in the city of Riverside in the County of Riverside, California. Airstar Technologies remains in Chapter 11 as of the date of this filing.

J. Michael Page has been a director of the Company since June 5, 1998. For the last five years Mr. Page has been a self employed business consultant, consulting in the area of corporate structure and finance.

Gary A. Stannell has been a Director of the Company since June 5, 1998. Between 1993 and 1995 he was employed by Autogas Propane Ltd. He was in charge of merchandising and supply of products for the Provence of British
Columbia, Canada.   Since 1995 Mr. Stannell has been President and CEO of
Stannell Petroleum Ltd.("Stannell Ltd"). Stannell Ltd is a supplier of Marine and Aviation fuels. Stannell Ltd operates a truck stop and fueling facility at the Vancouver International Airport located in Richmond, B.C., Canada.

ITEM  6.   EXECUTIVE COMPENSATION
A. None of the officers or directors receives or has received any remuneration from the Company.

B. There is no annuity, pension or retirements benefit proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

C.  No remuneration is proposed to be paid in the future directly or
indirectly 	by the Company to any officer or director under any plan which is
presently 	existing. No options have been granted.

ITEM  7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 5, 1998 the Company issued 100,000 shares of its common stock to its president Edward F. Myers III for all the outstanding stock of California Beach Couch, Inc. The Company valued this transaction at $100.

On June 5, 1998 the company issued 25,000 shares of its common stock to Edward F. Myers III, J. Michael Page, Dal N.R. Grauer and Gary A. Stannell, respectively, for par value ($2.50 each).

On June 5, 1998 the Company issued 1,900,000 of its common stock to Edward F. Myers II for $190.

On June 5, 1998 the Company issued 1,900,000 shares of its common stock to J. Michael Page for $190.

ITEM  8.  LEGAL PROCEEDINGS

None

ITEM  9.  NUMBER OF EQUITIES, SECURITIES HOLDINGS

Title of Class                          Number of Record Holders

Common                                            49

There is, as of the date of filing, no public market in any class of stock of the Company.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On June 5, 1998 the Company issued 10,000 shares of its common stock to Edward F. Myers III (the Company's president) in exchange for all of the outstanding stock of California Beach Couch, Inc., a California corporation. The issuance was made a non-public offering in reliance on Section 4(2) of the Securities Act of 1933 as amended ("the Act").

On June 5, 1998 the Company sold 25,000 shares of its common stock for $2.50 to each of its directors. The sale was made as a non-public offering in reliance on Section 4(2) of the Act.

On June 5, 1998 the Company sold to Edward F. Myers II, 1,900,000 shares of common stock for $190 and sold to J. Michael Page, a director, 1,900,000 shares of common stock for $190. These sales were made as a non-public offering in reliance on Section 4(2) of the Act. Between June 15, 1998 and Dec. 31, 1998 the Company sold 222,750 shares of its common stock to 44 personal acquaintances at $0.08 per common share. These sales were made in reliance on an exemption from registration contained in Regulation D (504).

ITEM  11.  DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.0001 per share. As of June 5, 1998, the Company had outstanding 4,222,750 shares of Common Stock. All Common Shares are equal to each other with respect to voting, and dividend rights, and subject to the rights of the preferred shareholders. There are 20,000,000 shares of preferred par value $0.0001, none of which are outstanding.

Special meetings of the Shareholders may be called by the officers, directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of Common Shares are entitled to one vote at any meeting of the Shareholders for each Common Share they own as of the record date. fixed by the Board of Directors. At any meeting of Shareholders, a majority of the outstanding Common Shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the Common Shares represented at a meeting will govern, even if this is substantially less than a majority of the Common Shares outstanding.

Subject to the rights of the preferred shareholders described below, holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rate in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any share. Reference is made to the Certificate of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Bylaws may be amended by the Board of Directors without notice to the Shareholders.

                            Non-Cumulative Voting

The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

ITEM  12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company provides for indemnification of Directors and Officers of the Company as follows:

                                  ARTICLE IX

"The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of * 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented."

                                   ARTICLE X
"The corporation shall, to the fullest extent permitted by the provisions of
* 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

ITEM  13.  FINANCIAL STATEMENTS

Audited Financial Statements for the year ended December 31, 1998.

ITEM  14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
           ACCOUNTING AND FINANCIAL DISCLOSURES

None.
ITEM  15.  FINANCIAL STATEMENTS AND EXHIBITS

a). Audited Financial Statements for the fiscal year ended December 31, 1998.


b) (2)      Plan of Acquisition
   (3)(i)   Articles of Incorporation
      (ii)  By-Laws
   (23)    Consent of Auditor

                     a) Audited Financial Statements for
                    the fiscal year ended December 31, 1998.
                           Harlan & Boettger, LLP
                         Certified Public Accountants
                             5415 Oberlin Drive
                          San Diego, California 92121
               Telephone (619) 535-2000, Facsimile (619) 535-2015

                   Index to Consolidated Financial Statements

                                                                  Page
Independendent Auditor's Report                                    F-1

     Consloidated Banance Sheet as of December 31, 1998            F-2

Consolidated Statement of Operations of the period form
June 4, 1998 (date of inception) to December 31, 1998              F-3

Consolidated Statement of Changes in Stockholders' Equity for
the period form June 4, 1998 (date of inception)
to December 31, 1998                                               F-4

Consolidated Statement of Cash Flows for the period form
June 4, 1998 (date of inception) to December 31, 1998              F-5

Notes to Consolidated Financial Statements                     F6 - F8

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Beach Couch, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Beach Couch, Inc. (a development stage company) and subsidiary (collectively, the "Company") as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from June 4, 1998 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and its cash flows for the period from June 4, 1998 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.

F-1

San Diego, California
March 4, 1999

                      BEACH COUCH, INC. AND SUBSIDIARY
                       (A Development Stage Company)
                       CONSOLIDATED BALANCE SHEET
                            DECEMBER 31, 1998


ASSETS

CURRENT ASSETS
Cash                                                    $    11,230

TOTAL CURRENT ASSETS                                    $    11,230
                                                        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Income taxes payable                                     $      850
Accounts payable - related party (Note F)                     1,500
                                                       ------------
 TOTAL LIABILITIES                                            2,350
                                                       ------------
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 20,000,000 shares
uthorized, none issued and outstanding -
Common stock, $.0001 par value, 50,000,000 shares
authorized, 100,000 issued and outstanding (Note B)              10
Additional paid-in capital                                       90
Stock to be issued (Note C)                                  17,820
Deficit accumulated during development stage                 (9,040)
                                                        -----------
TOTAL STOCKHOLDERS' EQUITY                                    8,880
                                                        -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   11,230
                                                         ==========
The accomp0anying notes are an integral part of these financial statements.
F-2

                     BEACH COUCH, INC. AND SUBSIDIARY
                      (A Development Stage Company)
                    CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE PERIOD FROM JUNE 4, 1998
                  (DATE OF INCEPTION) TO DECEMBER 31, 1998


NET SALES                                                $      315

COSTS OF SALES                                                3,793
                                                         ----------
GROSS (LOSS)                                                 (3,478)

OPERATING EXPENSES                                            4,712
                                                         ----------
LOSS FROM OPERATIONS                                         (8,190)

INCOME TAXES                                                    850

NET LOSS                                                   $  (9,040)
                                                           =========
BASIC NET LOSS PER COMMON SHARE (Note A)                  $     (.05)

WEIGHTED AVERAGE SHARES OUTSTANDING                          192,922
                                                           =========
The accomp0anying notes are an integral part of these financial statements
F-3

                       BEACH COUCH, INC. AND SUBSIDIARY
                        (A Development Stage Company)
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                        Deficit
                                                      Accumulated
                                 Additional             During         Total
                   Common Stock    Paid-in  Stock to  Development  Stockholders'
                   Shares  Amount  Capital  be issued   Stage         Equity

Balance,
June 4, 1998           -  $   -   $   -    $      -  $      -      $       -

Common stock
issued for
purchase of
subsidiary         100,000   10     90          -         -              100

Proceeds Received
on stock
to be issued          -     -       -        17,820          -        17,820

Net loss             -      -       -                   (9,040)       (9,040)
                 ------  -----   -----      -------    --------         --------
Balance,
December 31, 1998  100,000  $  10    $  90   $17,820   $(9,040)        $8,880
                  ========  ======   =====   =======   ========         ========

The accomp0anying notes are an integral part of these financial statements
F-4

                        BEACH COUCH, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM JUNE 4, 1998
                    (DATE OF INCEPTION) TO DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                 $ (9,040)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Other                                                       100
  Changes in assets and liabilities:
     Accounts payable                                         850
Accounts payable - related party                            1,500
                                                         ---------
NET CASH USED IN OPERATING
  ACTIVITIES                                               (6,590)
                                                         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock to be issued                            17,820
                                                         ---------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                17,820
                                                         ---------
NET INCREASE IN CASH                                        11,230

CASH AT BEGINNING OF PERIOD                                      -
                                                          --------
CASH AT END OF PERIOD                                      $11,230
                                                          ========
The accomp0anying notes are an integral part of these financial statements
F5

                     BEACH COUCH, INC. AND SUBSIDIARY
                       (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.    Organization and Summary of Significant Accounting Policies:

Organization

Beach Couch, Inc., a Delaware corporation (the "Company") was incorporated on June 4, 1998. The Company is a development stage business created to engage in the development of a unique, low to the ground, two-person beach chair.

Principles of Consolidation

The consolidated financial statements include Beach Couch, Inc., and its wholly owned subsidiary, California Beach Couch, Inc., which was incorporated in California on May 19, 1998. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents.

Earnings Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standard No.128 (FAS No. 128) "Earnings Per Share". Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of "common stock to be issued" during the period. In January 1999, the Company received $390 for 3,900,000 shares of common stock to be issued. For the purposes of computing earnings per share, the 3,900,000 shares of common stock to be issued were not included in earnings per share for the period ended December 31, 1998, but will have a significant impact on future earnings per share.

Accounting for Business Combinations

The acquisition of California Beach Couch, Inc. was recorded as a purchase in accordance with Accounting Principle Board Opinion No. 16 (APB No. 16) "Business Combinations". The operating results of the acquired entity are included in the Company's consolidated financial statements from the date of acquisition.

A.    Organization and Summary of Significant Accounting Policies:
(continued)

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

B.    Acquisition:

On June 5, 1998, the Company authorized the issuance of 100,000 shares of Beach Couch, Inc. common stock at par value of $.0001 to acquire 100% of the outstanding shares of California Beach Couch, Inc. valued at $100 by the Board of Directors. The purchase of shares has been recorded using the purchase method of accounting. At the date of the transaction, California Beach Couch, Inc. had no assets or liabilities. At the date of acquisition, the President of California Beach Couch, Inc. was also the President of the Company.

C.    Stockholders' Equity:

On June 5, 1998, the Board of Directors authorized the issuance of 400,000 common shares at $.08 per share through a Section 504 (Reg. D) offering. As of December 31, 1998, the Company had received cash for 222,750 shares but such shares had not been issued. Cash received on common stock to be issued is presented as "Stock to be Issued" on the accompanying consolidated balance sheet.

On December 1, 1998, subsequent to cash received on the issuance of 222,750 shares of common stock, the Board of Directors authorized the sale of 3,900,000 common shares to certain directors of the Company at par value of $.0001 or $390. Subsequent to December 31, 1998, the Company received $390 in payments for these shares, but had not issued the stock certificates.

D.    Supplemental Disclosure of Cash Flow Information:

Cash paid for income taxes and interest during the period ended December 31, 1998 were as follows:

Income taxes $         -
Interest -

Noncash investing and financing transactions during the period were as follows:

During the period ended December 31, 1998, the Company issued 100,000 shares of its common stock, valued at $100 to acquire 100% of the outstanding shares of California Beach Couch, Inc. in a stock for stock transaction.

E. Income Taxes:

The Company's total deferred tax asset at December 31, 1998 is as follows:

Net operating loss carryforward                            $  2,200

Valuation allowance                                          (2,200)
                                                           ---------
                                                           $      -
                                                           =========
The Company has a net operating loss carryforward of $9,040 which, if not utilized, will expire in 2012. The valuation allowance increased $2,200 during the period ended December 31, 1998. It is reasonably possible that the Company's estimate of valuation allowance will change.

F. Related Party Transactions:

A stockholder of the Company is also a stockholder of EFM Venture Group, Inc., ("EFM"). Included in accounts payable - related party at December 31, 1998, is $1,500 of expenses EFM paid on behalf of the Company.

                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this disclosure statement to be signed on its belhal by the undersigned, thereunto duly authorized.


                                              \\ BEACJ CPICJ. OMC\\




                                                 \\EDWARD F. MYERS, III \\
Dated: __________________                         __________________________
                                                  EDWARD F. MYERS, III
                                                  President

           b) (2)  Plan of Acquisition

                           AGREEMENT OF REORGANIZATION


                                 By and Between


                               BEACH COUCH, INC.

                             A Delaware Corporation,

                                      and


                              Edward F. Myers III

                                As SHAREHOLDERS


                                      and

                          CALIFORNIA BEACH COUCH, INC.

                            A California Corporation

                          AGREEMENT OF REORGANIZATION


THIS AGREEMENT is made effective June 5, 1998, at San Diego, California, by and between BEACH COUCH, INC., a Delaware Corporation (hereinafter referred to as "BEACH COUCH, INC."), Edward F. Myers III, hereinafter referred to as "SHAREHOLDERS"), and CALIFORNIA BEACH COUCH, INC. a California Corporation (hereinafter referred to as the "CORPORATION").

WHEREAS, the SHAREHOLDERS have represented that they own all of the outstanding stock of the CORPORATION, and

WHEREAS, BEACH COUCH, INC. desires to acquire from the SHAREHOLDERS and the SHAREHOLDERS desire to exchange stock with the owners of California Beach Couch, Inc., which are 100% of the outstanding stock of the CORPORATION ("the shares"), and

     WHEREAS, the CORPORATION desires that this transaction be consummated.

NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, agreements, representations and warranties contained in this Agreement, setting aside all previous agreements both oral and written the parties agree as follows:


                    1.  PURCHASE AND SALE OF SHARES

1.1.	The parties hereto adopt this Agreement as a Type B tax-free plan of reorganization under Section 368(a)(1)(B) of the Internal Revenue Code

1.2.	Subject to the terms and conditions set forth in this Agreement, on the closing, SHAREHOLDERS will transfer and convey to BEACH COUCH, INC., 10,000 shares of common stock in the CORPORATION which represents 100% of the issued and outstanding shares of stock in the CORPORATION.

1.3.	As consideration for the transfer of the shares by SHAREHOLDERS,
BEACH COUCH, INC. shall deliver at the closing, certificates representing 100,000 shares of BEACH COUCH, INC.'S common stock.

1.4.	The 100,000 shares of BEACH COUCH, INC.' common stock shall be issued in the amount following each SHAREHOLDER'S name in Schedule "A".


           2.  REPRESENTATIONS AND WARRANTIES OF  THE PARTIES


2.1.	The SHAREHOLDERS represent and warrant that the SHAREHOLDERS are owners, beneficially and of record, of all the shares free and clear of liens, encumbrances, security agreements, equities, options, claims charges, and restrictions, other than any restriction set forth by the California Commissioner of Corporations. SHAREHOLDERS have full power to transfer the shares to BEACH COUCH, INC. without obtaining the consent or approval of any other person, governmental authority or the Corporation.

2.2.	The SHAREHOLDERS and the CORPORATION to the best of their knowledge, represent and warrant as follows:

a.	CORPORATION is a corporation duly organized  validly existing, and in good standing under the laws of California and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it.

b. The authorized capital stock of the CORPORATION consists of 1,000,000 shares of common stock, having a par value of $0.0001, of which 10,000 shares (the shares) are issued and outstanding. All the shares are validly issued, fully paid, and non-assessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the CORPORATION to issue or to transfer from treasury any additional shares of its capital stock of any class.

c.	That there is no suit, action, arbitration, or legal administrative, or other proceeding, to the best knowledge of CORPORATION; against or effecting CORPORATION or any other business, assets, or financial condition.

d.	The financial statements in Exhibit B have been prepared in
accordance with generally accepted accounting principles consistently followed by the CORPORATION as of the respective dates of said financial statements, and the results of its operation for the respective periods indicated.

e.	That there has not been since the date of the attached financial statements any material change in the financial condition, liabilities, assets, business or prospects of the CORPORATION.

f.	Since June 5, 1998, that within the times and in the manner
prescribed by law, the CORPORATION has filed all federal, state, and local tax returns required by law and has paid all taxes assessments, and penalties due and payable. There are not present disputes as to taxes of any nature payable by the CORPORATION.

g.	The CORPORATION is in possession of all premises leased to it from others.

h.	Neither the SHAREHOLDERS, nor any officer, director, or employee of the CORPORATION, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the CORPORATION. That the CORPORATION does not occupy any real property in violation of any law, regulation, or decree.

i.	The execution and delivery of this Agreement by the CORPORATION, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and the CORPORATION shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of the CORPORATION.

k.	Each SHAREHOLDER is acquiring the stock of the CORPORATION as an investment and not with a view to distribution, and each hereby consents that the shares of the CORPORATION, may be legended to the effect that such shares are not registered under the Securities Act of 1933.

l.	The CORPORATION has given no options or other rights 	to purchase or
subscribe for any shares of stock of the CORPORATION in favor of any person, firm or corporation. Stockholders do not have preemptive rights.

m.	The CORPORATION has no assets or business other than those shown in these financial statements.

n.	The CORPORATION is not party to any employment 	agreements.

2.3	BEACH COUCH, INC. represents and warrants as follows:

a.	BEACH COUCH, INC. is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it; and neither the ownership of its properties nor the nature of its business requires BEACH COUCH, INC. to be qualified in any jurisdiction other than the state of its incorporation.

b.	The authorized capital stock of BEACH COUCH,INC. consists of
50,000,000 shares of common stock, having a par value of $0.00001 each, 4,000,000 of which are issued and outstanding. Such shares have been so issued full compliance with all federal and state securities laws. BEACH
COUCH, INC. has also authorized 20,000,000 shares of 	preferred stock,
having a par value of $0.00001, none of which are issued. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BEACH COUCH, INC.
to issue or to transfer from treasury any class of stock.

c.	The financial statements in Exhibit A have been prepared in
accordance with generally accepted accounting principles consistently followed by BEACH COUCH, INC. throughout the periods indicated and fairly preset the financial position of BEACH COUCH, INC. as of the respective dates of said financial Statements, and the results of its operations for the respective periods indicated.

d.	That there has not been since the date of the attached financial statements any material change in the financial condition, liabilities, assets, business or prospects of BEACH COUCH, INC..

e.	That BEACH COUCH, INC. does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the financial statements or set forth in Exhibit A to this Agreement, and that all debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the Agreement.

f.	That the total liabilities on the part of BEACH COUCH, INC. does not exceed the approximate  amount of $1,000.00.

g.	That within the times and in the manner prescribed by law, BEACH
COUCH, INC. has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties which in BEACH COUCH, INC.'S opinion are due and payable and has made all filings required by all applicable state and federal laws.

h.	That BEACH COUCH, INC. has good and marketable title to all of its respective assets and interests in assets, whether real, personal, mixed, tangible, and intangible, which constitute all the assets and interests in assets that are used in the business of BEACH COUCH, INC.. All these assets are free and clear of restrictions or of conditions of transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for (i) these disclosed in BEACH COUCH, INC. financial statements in Exhibit A to this Agreement; (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All real property and tangible personal property of BEACH COUCH, INC. is in good operating condition and repair, ordinary wear and tear excepted. BEACH COUCH, INC. is in possession of all premises leased to it from others.

i.	That there is no suit, action, arbitration, or legal administrative, or other proceeding, or governmental investigation pending or, to the best knowledge BEACH COUCH, INC. threatened, against or affecting BEACH COUCH, INC., or any of its business, assets, or financial condition.

j.	The execution and delivery of this Agreement by BEACH COUCH, INC. and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and SHAREHOLDERS have received copies of allresolutions pertaining to that authorization, certified by the secretary of BEACH COUCH, INC.

k.	That they have had an opportunity to review the financial statements in Exhibits B to this Agreement and based upon such financial statements they have entered into this Agreement.


               3.  DOCUMENTATION, DELIVERY AND COOPERATION


3.1.	The CORPORATION will furnish to BEACH COUCH, INC. for its examination
(i) copies of the Article of Incorporation and By-Laws of the CORPORATION;
(ii) the minute books of the CORPORATION containing all records required to be set forth of all proceedings, consents, actions, and meetings of the SHAREHOLDERS and Boards of Directors of the CORPORATION; (iii) all permits, orders, and consents issued with Respect to corporation, or any security, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of the CORPORATION setting forth all transfers of any capital stock.

3.2. At the closing, the SHAREHOLDERS shall deliver to BEACH COUCH, INC. the following instruments, in form and substance satisfactory to BEACH COUCH, INC. and its counsel:

a. 	A certificate or certificates representing the shares, registered in the names of the SHAREHOLDERS, duly endorsed by the SHAREHOLDERS transfer or accompanied by an assignment of the shares duly executed by the SHAREHOLDERS. On submission of that certificate or certificates to the CORPORATION for transfer, the CORPORATION shall issue to BEACH COUCH, INC.
a certificate representing the shares, registered in the name of BEACH COUCH, INC..

b.	The stock books, stock ledgers, minute books, and corporate seals of the CORPORATION, and;

3.3.	At the closing, BEACH COUCH, INC. shall deliver to SHAREHOLDERS the following instruments and documents:

a. 	The share certificates as set forth in paragraph1.3.

3.4.	All of the parties further agree that they will do all things necessary and reasonable to accomplish and facilitate the transfer of the shares in conformance with any and all governmental bodies and regulatory agencies, and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of the Agreement.

4.1.	The obligations of the SHAREHOLDERS hereunder are, at the option of the SHAREHOLDERS, subject to the conditions that on or before the Closing:

a.	The SHAREHOLDERS shall not have discovered any material error, or misstatement or omission in the representations, and warranties made by BEACH COUCH, INC. herein, and all the terms and conditions of this Agreement to be complied with and performed by BEACH COUCH, INC. at or before the Closing shall have been complied with and performed in all material respects.

b.	The representations and warranties made by BEACH COUCH, INC. in this
Agreement shall be correct in all material respects at and as of the Closing.

c.	The Commissioner of Corporations of the State of California has
issued, if necessary, the appropriate permit or permits pursuant to the California Corporations Code the qualification of the securities which are the subject of this Agreement.

4.2.	The obligations of BEACH COUCH, INC. hereunder are, at the option of
BEACH COUCH, INC., subject to the conditions that on or before the Closing:

a.	BEACH COUCH, INC. shall not have discovered any material error, misstatement or omission in the presentations and warranties made by the SHAREHOLDERS of the CORPORATION, and all the terms and conditions of this Agreement to be complied with and performed by the SHAREHOLDERS and the CORPORATION on or before the Closing shall have been complied with and performed in all material respects.

b.	The representations and warranties made by the SHAREHOLDERS and the
CORPORATION in this Agreement shall be correct in all material respects at and as of the Closing.

c.	The Commissioner of Corporations of the State of California has, if
necessary, issued the appropriate permit or permits pursuant to the California Corporations Code for the qualification of the securities which are the subject of this Agreement.

4.3.	The Closing under this Agreement shall take place at the law offices of Carmine Bua, 3838 Camino Del Rio North Ste. 333, San Diego, CA 92108, or at such place, time or date, as may be agreed upon by the parties.

     This Agreement may be signed in one or more counterparts.


BEACH COUCH, INC.             CALIFORNIA BEACH COUCH, INC.

(a Delaware Corporation)      (a California Corporation)

STOCKHOLDERS




\\ Edward F. Myers III \\
__________________________
Edward F. Myers III

                                    EXHIBIT A

SELECTED FINANCIAL INFORMATION

SUMMARY BALANCE SHEET DATA:			June 5, 1998

Current Assets:               $      0.00
Other Assets:                 $      0.00
Total Assets:                 $      0.00

Total Liabilities:            $      0.00
Shareholders Equity           $      0.00

SUMMARY STATEMENT OF OPERATIONS DATA: (for period ending Feb. 14, 98)

Total Income                  $      0.00
Net Loss                      $      0.00
Net Loss Per Share:           $      0.00

                                   Exhibit B

SELECTED FINANCIAL INFORMATION

SUMMARY BALANCE SHEET DATA: 			June 5, 1998

Current Assets
Cash On Hand                                 $   000.00
Computer Equipment                           $   000.00
Organization Expense                         $   715.00

Total Assets:                                $   715.00

Total Liabilities:                           $     0.00
Shareholders Equity                          $   715.00

SUMMARY STATEMENT OF OPERATIONS DATA:
(for period ending June 05, 98)

Total Income                                 $     0.00
Net Loss                                     $     0.00
Net Loss Per Share:                          $     0.00

Schedule A

                         Stock Acquired by California         Stock Issued
Shareholders             Beach Couch, Inc.                    in Exchange


Edward F. Myers III             10,000                         100,000

State of Delaware


Office of the Secretary of State



   I, EDWARD j, FREEL, ELAWARE, SECRETARY OF STATE OF THE STATE OF DELEWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BEACH COUCH, INC" FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1998, AT 9 O'CLOCK A.M.


   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                  \\Edward J. Freel\\

                                       Edward J. Freel, Secretary of State


904467  8100              AUTHENTICATION:        9120352
981215147                      DATE:             06-04-98

CERTIFICATE OF INCORPORATION



BEACH COUCH, INC


The undersigned, a natural person, for the purpose of organizing a corporation for conducting business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:.

FIRST:    The name of the corporation (hereinafter called "the
corporation") is BEACH COUCH, INC.

SECOND; The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD; The nature of the business and the purpose to be conducted and promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares which the corporation shall have authority to issue is 70 million, which are divided into 20 million Preferred shares of a par value of one hundredth of a cent ($.0001) each and 50 million Common shares of a par value of one hundredth of a cent ($.0001) each.

Pursuant to the provisions of Section 151 (g) of the Delaware General Corporation Law, the powers, designations, preferences, and rights of the Preferred shares, along with any qualifications, limitations, or restrictions, shall be provided for in a resolution or resolutions adopted by the Board of Directors of the corporation, and a certificate of designations setting forth a copy of such resolution or resolutions shall be executed, acknowledged and filed with the Secretary of State.

Each issued and outstanding Common share shall entitle the holder thereof to full voting power. Except as any provision of the law may otherwise require, no share of any series of Preferred shares shall entitle the holder thereof to any voting power.

FIFTH:   The name and the mailing address of the incorporator are as follows:

NAME                                  MAILING ADDRESS

J. E. Costelloe                       5670 Wilshire Blvd., Suite 750
                                      Los Angeles, California 90036

SIXTH;   The corporation is to have perpetual existence.

SEVENTH;   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement,, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH;   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total numberof directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.


2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof it the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH;   The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH;   The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


ELEVENTH:   From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.



Signed on June 3, 1998.

\\ J.E. Castelloe\\

_____________________________________
J. E. Costelloe, Incorporator

         b) (3) (ii) Bylaws
                           BYLAWS OF BEACH COUCH, INC.

                            (a Delaware corporation)

                                  ARTICLE I

                                 STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.


2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.


5. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7.  STOCKHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.


- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.


- NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

- STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.


- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.


- INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of
Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

- QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.


- VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.


8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                  ARTICLE II

                                  DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of 7 persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be. The number of directors may be increased or decreased by action of the stockholders or of the directors.



3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

	4.  MEETINGS.


- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

- QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.

A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


- CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                   OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                 ARTICLE IV

                                CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                 ARTICLE V

                                FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VI

                            CONTROL OVER BYLAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Beach Couch, Inc., a Delaware corporation, as in effect on the date hereof.

Dated:  June 5, 1998

\\ Betty N. Myers\\

___________________________________
Asst -Secretary of Beach Couch, Inc.                 (SEAL)

         (23) Consent of Auditor
CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use of our report included in the Registration Statement on Form 10 dated March 4, 1999 relating to the financial statements of Beach Couch Inc. and Subsidiary.






/s/ Harlan & Boettger, LLP

San Diego, California
April 7, 1999

[LEGEND]
THIS SCHEDULE CONTAINS SUMARY FINANCIAL INFORMATION EXTRACTED FRON THE BALANCE SHEET AND STATEMENT OF OPERATIONS AS OF AND FOR THE SIX MONTHS ENDING
DECEMBER 31, 1998 AND IS QUALIFIED IN ITS ENTIREETY BY FREFERENCE TO
FINANCIAL STATMENTS INCLUDED IN THIS FILING
[LEGEND]

[PERIOD-TYPE]                     6-mos
[FISCAL-YEAR-END]                 DEC-31-1998
[PERIOD-END]                      DEC-31-1998
[CASH]                                 11,230
[SECURITIES]                                0
[RECEIVABLES]                               0
[ALLOWANCES]                                0
[INVENTORY]                                 0
[CURRENT-ASSETS]                       11,230
[PP&E]                                      0
[DEPRECIATION]                              0
[TOTAL-ASSETS]                         11,230
[CURRENT-LIABILITIES]                   2,350
[BONDS]                                     0
<PERFERRED-MANDATORY>                       0
<PERFERRED>                                 0
[COMMON]                                   90
[OTHER-SE]                             17,820
[OTHER-SE]                             (9,040)
[TOTAL-LIABILITY-AND-EQUITY]           11,230
[SALES]                                   315
[TOTAL-REVENUES]                          315
[CGS]                                   3,793
[TOTAL-COSTS]                           3,793
[OTHER-EXPENSES]                        4,712
[LOSS-PROVISION]                            0
<INTEREST-EXPENSES>                         0
[INCOME-PRETAX]                         (8,190)
[INCOME-TAX]                               850
[INCOME-CONTINUING]                          0
[DISCONTINUED]                               0
[EXTRAORDINARY]                              0
[CHANGES]                                    0
[NET-INCOME]                            (9,040)
<ESP-PRIMARY>                             (.05)
<ESP-DILUTED>                             (.05)